SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2002

American Management Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-9233	54-0856778

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4050 Legato Road Fairfax, Virginia	22033

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On November 13, 2002, the registrant replaced its former $120 million bank credit facility with a new $160 million, three-year bank credit agreement that expires on November 13, 2005. A copy of the new credit agreement is attached hereto as Exhibit 99.1.

Item 7. Final Statements, Pro Forma Final Information and Exhibits.

     (c)  Exhibits

Exhibit 99.1 Credit Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

By:	/s/ John S. Brittain, Jr.
John S. Brittain, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: November 21, 2002